Board  of  Directors
Alltrista  Corporation
May  19,  1997
Page  2
May  19,  1997



Board  of  Directors
Alltrista  Corporation
345  South  High  Street
Muncie,  Indiana    47305-2326

Gentlemen:

     We have acted as counsel to Alltrista Corporation, an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 100,000 shares of the Company's authorized but unissued Common Stock, no par value, (the "Shares") for the purchase by the Company's employees pursuant to the terms and conditions of the 1996 Alltrista Employee Stock Purchase Plan (the "Plan").

     In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. Resolutions relating to the adoption of the Plan adopted by the Company's Board of Directors on March 21, 1996 (the "Resolutions"); and

     2.          The  Registration  Statement.

We have also relied, without investigation as to the accuracy thereof, on oral and written communication from public officials and officers of the Company.

     For purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(iii) that the Resolutions will not be amended, altered or superseded prior to the issuance of the Shares; and (iv) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Shares.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Shares have been delivered against payment therefor as contemplated by the Plan, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

Very  truly  yours,


/s/  Ice  Miller  Donadio  and  Ryan